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                                                                    Exhibit 99.V
                                                                    ------------

                             Termination Agreement

     This Termination Agreement (this "Agreement") is entered into as of the 14th day of April, 2000 by and between DDi Corp., a Delaware corporation (together with each of its direct and indirect subsidiaries becoming party hereto by executing a counterpart signature page hereof, the "Company"), and Bain Capital Partners V, L.P., a Delaware limited partnership ("Bain").

          Whereas, the Company (f/k/a Details, Inc.) and Bain are party to a Management Agreement dated as of October 28, 1997 (the "Management Agreement");

          Whereas, in connection with the initial public offering of common stock of DDi Corp. (the "IPO"), the Company and Bain desire to discontinue the provision of services by Bain to the Company and the Company's payment of fees to Bain for such services, each as described in the Management Agreement; and

          Whereas, the Company may agree in the future to retain Bain or certain funds (the "Bain Funds") affiliated with Bain to provide certain management and advisory services to the Company in connection with certain transactions (the "Equity Investments" and "Financing");

     Now, therefore, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   Termination.  The Company and Bain hereby agree that:

     a. the Management Agreement is hereby terminated, effective as of the closing of the IPO;

     b. the Company shall pay Bain the sum of Three Million Dollars ($3,000,000) upon the effectiveness of this Agreement;

     c. notwithstanding the foregoing, Sections 4, 5, 6, 7, 9, 10 and 11 of the Management Agreement shall survive the termination of the Management Agreement and are hereby incorporated by reference herein, mutatis mutandis, for all purposes to have the same effect as if fully set forth herein, with appropriate modifications as the context may require, except that (i) references to the term "Recapitalization" shall be deleted, (ii) the terms "Equity Investments" and "Financing" shall have the meanings set forth in the Recitals of this Agreement and (iii) the text of Section 7(a) shall be deleted; and
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     d.   nothwithstanding the provisions of this Agreement, the Company may agree in the future to retain Bain or its affiliates to provide certain management and advisory services to the Company with respect to Equity Investments and Financing or other opportunities, on terms mutually satisfactory to each party in the discretion thereof.

2. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

               [Remainder of this page intentionally left blank]

                                      -2-
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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.


The Company:                  DDi Corp.



                              By_______________________________
                                 Title:

                              DDi Intermediate Holdings Corp.



                              By_______________________________
                                 Title:

                              DDi Capital Corp.



                              By_______________________________
                                 Title:

                              Dynamic Details, Incorporated



                              By_______________________________
                                 Title:


                              Dynamic Details Incorporated, Silicon Valley


                              By_______________________________
                                 Title:
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The Company:                  Dynamic Details Incorporated, Texas



                              By_______________________________
                                 Title:

                              MCM Electronics Limited



                              By_______________________________
                                 Title:


Bain:                         Bain Capital Partners V, L.P.


                              By  Bain Capital Investors V, Inc.,
                                   its general partner

                                  By___________________________
                                     Title: